CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SIDE LETTER AGREEMENT

This SIDE LETTER AGREEMENT (this "Agreement") dated as of March 23, 2023 (the "Agreement Date"), among Alpine Summit Funding LLC, a Delaware limited liability company (the "Issuer"), Alpine Summit Funding Holdings LLC, as Delaware limited liability company ("Holdings"), Alpine Summit Energy Partners, Inc., a company incorporated under the Business Corporations Act (British Columbia) ("Parent"), HB2 Origination, LLC, a Delaware limited liability company ("HB2" or "Manager"), Ironroc Energy Partners LLC, a Texas limited liability company ("Ironroc"), Ageron Ironroc Energy, LLC, a Texas limited liability company ("Ageron" and, together with Ironroc, the "Operators"), and the Noteholders (as defined below).

Recitals

A. The Issuer and UMB Bank N.A., a national banking association, as indenture trustee and not in its individual capacity (the "Indenture Trustee") are parties to that certain Amended and Restated Indenture, dated as of September 12, 2022 (as amended or supplemented from time to time, the "Indenture"), pursuant to which the Issuer has issued (i) Series 2022-1 Floating Rate Oil & Gas Asset-Backed Notes issued on April 29, 2022 (the "2022-1 Notes") and (ii) Series 2022-2 Floating Rate Oil & Gas Asset-Backed Notes issued on September 12, 2022 (the "2022-2 Notes" and, collectively with the 2022-1 Notes, the "Notes").

B. Pursuant to that certain Note Purchase Agreement (the "2022-1 Note Purchase Agreement") dated as of April 29, 2022, among the Issuer, Parent, HB2, Ironroc, Holdings, and the purchasers listed on Schedule B thereto (the "2022-1 Noteholders"), the 2022-1 Noteholders purchased the 2022-1 Notes.

C. Pursuant to that certain Note Purchase Agreement (the "2022-2 Note Purchase Agreement") dated as of September 12, 2022, among the Issuer, Parent, HB2, Ironroc, Ageron, Holdings, and the purchasers listed on Schedule B thereto (the "2022-2 Noteholders" and, together with the 2022-1 Noteholders, the "Noteholders"), the 2022-2 Noteholders purchased the 2022-2 Notes.

D. Holdings executed that certain Guaranty Agreement and Holdings, the Issuer, and the Indenture Trustee entered into that certain the Holdings Pledge Agreement, each dated as of the Initial Closing Date, pursuant to which Holdings has pledged certain of its assets for the benefit of the Noteholders as secured parties under the Indenture.

E. The Issuer delivered to the Noteholders on March 9, 2023 a Notice of Certain Events in which the Issuer indicated certain circumstances described therein are likely to impact the Issuer's ability to perform, for an uncertain duration, certain of its obligations under the Basic Documents, including likely failing for some period of time to have sufficient Available Funds to make timely payment in full of certain amounts payable under Section 8.06(i) of the Indenture.

F. The Issuer and the Noteholders desire (i) that the Indenture be amended on the Agreement Date, with such amendment effective as of December 31, 2022, pursuant to and as provided in the form of the first supplemental indenture attached hereto as Exhibit A (the "Supplemental Indenture") and (ii) in connection therewith to enter into this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Each term defined in the Indenture and used herein (including in the opening paragraph and the Recitals above) without definition shall have the meaning assigned to such term in the Indenture unless expressly provided to the contrary.  Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to the Indenture, unless otherwise specified.  The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term "including" means "including, without limitation".  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 2. Covenants and Agreements.

2.1 Advisor to Noteholders. The Issuer shall pay the reasonable and documented out-of-pocket costs and expenses (including the reasonable fees) of one financial adviser to all of the Noteholders, taken together (the "Advisory Firm"), incurred during the Covenant Suspension Period. Issuer shall promptly provide the Advisory Firm with access to data, materials, and information concerning the business, oil and gas reserves, other assets, liabilities, operations, cash flows, properties, and business of the Issuer to which the Noteholders or the Back-Up Manager are entitled under the terms of the Basic Documents and that the Advisory Firm reasonably requests at any time and from time to time, and Issuer, the other Alpine Parties, and the Operators will fully cooperate with the reasonable requests of the Advisory Firm in connection with its efforts to perform the services that the Advisory Firm is engaged to perform.

2.2 Sales Process for Certain Collateral.

(a) Inclusion in Sale Process. Subject to the other terms and conditions set forth in this Section 2.2 regarding any resulting sale, each of Parent and HB2 agrees, and each of the Noteholders consents, to include all of the Issuer's right, title, and interest in and to all of those Hydrocarbon wellbores identified on Part 1 of Schedule 1 attached hereto (the "Applicable Issuer Interests") in the sales marketing process currently contemplated by Parent and further described in that certain engagement letter dated March 7, 2023, between Stephens Inc. ("Stephens") and Parent (the "Engagement Letter") (the "Sales Process").

(b) Noteholder Consent to an Approved Sale. If Parent and/or HB2 determine to sell HB2's right, title, and interest in and to HB2's existing Hydrocarbon wellbores located in Webb County, Texas (a "South Texas Sale") pursuant to any "Transaction" as defined in and that is subject to the Engagement Letter, and provided that each condition set forth on Part 2 of Schedule 1 would be met with respect to such Transaction if the Applicable Issuer Interests were included therein, then each of Parent and HB2 agrees, and each of the Noteholders consents, to include within such Transaction and the related sales documentation all of the Issuer's right, title, and interest in and to all of the Applicable Issuer Interests (an "Approved Sale").

(c) Purchase Price. The Noteholders and the Alpine Parties acknowledge and agree that, notwithstanding anything to the contrary in any Basic Document, the portion of the sales proceeds received in any Approved Sale in which the Applicable Issuer Interests are included and to which the Issuer will be entitled shall be, and is limited to, [***] percent ([***]%) (the “Issuer Percentage”) of the aggregate net cash proceeds received by the Alpine Parties in such Approved Sale (i.e. after taking into account all applicable purchase price adjustments born by, and all costs and expenses allocated to, the Alpine Parties under the applicable Approved Sale documentation) (the “Purchase Price”).

(d) Fees and Expenses. The Noteholders and the Alpine Parties acknowledge and agree that, notwithstanding anything to the contrary in any Basic Document, the Issuer shall be responsible for, and Parent and/or HB2 may deduct from the sales proceeds allocable to the Issuer pursuant to an Approved Sale in which the Applicable Issuer Interests are included, the Issuer Percentage of the aggregate amount of all out-of-pocket fees, costs, and expenses that are borne by any Alpine Party under the applicable Approved Sale documentation and/or that are otherwise reasonably incurred by any Alpine Party or any of their Affiliates in connection with the negotiation and/or consummation of such Approved Sale (including any and all fees of counsel related to the negotiating and/or drafting of the applicable Approved Sale documentation, fees and reimbursement of costs owing to Stephens pursuant to the Engagement Letter, and similar fees, costs, and expenses). For clarity, the remaining amount of such fees, costs, and expenses borne or incurred by the Alpine Parties in connection with the negotiation or consummation of, or pursuant to the terms of, any such Approved Sale and that are not allocated to the Issuer pursuant to the foregoing sentence shall be the responsibility of Parent and/or HB2.

(e) Information.. For so long as the Sales Process shall be continuing and/or the consummation of an Approved Sale is pending, HB2 shall, promptly following a written request therefor by the Majority Noteholders, provide the Majority Noteholders an update as to the status of the Sales Process as well as copies of any material documentation received or delivered by any Alpine Party from or to any prospective purchasers of the assets included in the Sales Process (e.g., marketing teasers, prospective purchaser indications of interest and/or firm offers, and executed definitive Approved Sale documentation) that are reasonably requested by the Majority Noteholders.

(f) Use of Transportation Capacity.  During the Covenant Suspension Period, to the extent that HB2 or any of its Affiliate has contracted firm transportation capacity that could be used to transport production from the Applicable Issuer Interests, HB2 shall and shall cause any of its Affiliates to utilize that firm transportation capacity ratably (based on production attributable to the Applicable Issuer Interests, on the one hand, relative to production attributable to all other interests owned or operated by any of the other Alpine Parties or the Operators in all Hydrocarbon wells with respect to which such firm transportation capacity could be used (the "Applicable Other Interests"), on the other hand, in each case, assuming that none of the foregoing wells were curtailed or shut-in and excluding production otherwise being transported on an interruptible basis) for the benefit of production from all of the Applicable Issuer Interests, on the one hand, and the Applicable Other Interests, on the other hand. The foregoing covenant shall terminate upon the expiration or earlier termination of the Covenant Suspension Period.

2.3 Prior Side Letters.  The Issuer confirms and agrees that it shall not exercise maturity date extension rights with respect to (i) the 2022-1 Notes as set forth in that certain Amended and Restated Side Letter, dated as of September 12, 2022 from the Issuer and accepted and agreed by Kuvare Insurance Services LP and acknowledged by the 2022-1 Noteholders or (ii) the 2022-2 Notes as set forth in that certain Side Letter, dated as of September 12, 2022 from the Issuer and accepted and agreed by Kuvare Insurance Services LP and acknowledged by the 2022-2 Noteholders, in either case without the written consent of the Holders of the relevant Notes.

2.4 Payment of Expenses.  Without limiting the rights of the 2022-1 Noteholders under Section 11.1 of the 2022-1 Note Purchase Agreement or of the 2022-2 Noteholders under Section 11.1 of the 2022-2 Note Purchase Agreement, and without limiting the rights of the Indenture Trustee under Article VI of the Indenture, the Issuer agrees that, within two (2) Business Days following the later of the Amendment Date and (with respect to any payee below) the date on which the Issuer receives such payee's wire transfer instructions in writing, the Issuer shall pay by wire transfer of immediately available funds: (i) to the independent reserve engineer previously engaged by the Noteholders, its current fees in the amount of $23,986.25, (ii) to Orrick, Herrington & Sutcliffe LLP, as counsel for the Noteholders, its current legal fees in the amount of $175,000, plus, as a retainer, an additional amount of $250,000 for legal fee reimbursements expected to be owed pursuant to the other terms of the Basic Documents by the Issuer to Orrick, Herrington & Sutcliffe LLP, as counsel for the Noteholders, provided that, promptly following Security Termination, the Noteholders shall cause Orrick, Herrington & Sutcliffe LLP to refund that portion, if any, of such retainer that exceeds such future legal fee reimbursements owed under the Basic Documents by the Issuer to Orrick, Herrington & Sutcliffe LLP, as counsel for the Noteholders, and (iii) to Porter Hedges LLP, as counsel for the Issuer, its current legal fees in the amount of $150,000.

Section 3. Miscellaneous.

3.1 Acknowledgement of Obligations.

(a) Each Alpine Party represents and warrants as of the date hereof, that the execution, delivery, and performance of the Supplemental Indenture, this Agreement and each of the Basic Documents have been duly and validly authorized in accordance with the Organizational Documents of the applicable Alpine Parties and Operators; this Agreement and each of the applicable Basic Documents has been duly executed and delivered by the applicable Alpine Parties and Operators, and the Supplemental Indenture, when executed and delivered by the Issuer, will have been duly executed and delivered by the Issuer; and the Indenture (including as modified by the Supplemental Indenture, when executed and delivered by the Issuer and the Indenture Trustee) constitutes the legal, valid, and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding).

(b) Each Alpine Party acknowledges, that on the date hereof, the Notes are payable in accordance with the terms of the Indenture, and each Alpine Party waives any defense, offset, counterclaim, or recoupment with respect thereto.  Except as expressly provided in the Supplemental Indenture, nothing in this Agreement shall constitute a waiver or relinquishment of (a) any Default or Event of Default under the Indenture or any of the other Basic Documents, (b) any of the agreements, terms, or conditions contained in the Indenture or any of the other Basic Documents, (c) any rights or remedies of any Secured Party with respect to the Basic Documents, or (d) the rights of any Secured Party to collect the full amounts owing to it under the Basic Documents.  This Agreement does not constitute a novation of rights, obligations, and liabilities of the respective parties existing under the Basic Documents.

3.2 Strict Performance.  Each Alpine Party hereby agrees and acknowledges that the Secured Parties require and will require strict performance by the Alpine Parties of all of their respective obligations, agreements, and covenants contained in this Agreement, the Indenture, and the other Basic Documents, and no inaction or (except as may be in writing) action by any such Secured Party regarding any Default or Event of Default is intended to be or shall be a waiver thereof.  Each Alpine Party hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to any such Secured Party in this Agreement, the Indenture, or in any of the other Basic Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

3.3 No Course of Dealings.  Each party hereto hereby agrees that, in no event and under no circumstance shall any past or future discussions with the Indenture Trustee or any other Secured Party, serve to (a) cause a modification of the Basic Documents, (b) establish a custom or course of dealing with respect to any of the Basic Documents, (c) operate as a waiver of any existing or future Default or Event of Default under the Basic Documents, (d) entitle any Alpine Party to any other or further notice or demand whatsoever beyond those required by the Basic Documents, or (e) except as otherwise provided in the Supplemental Indenture or any other Basic Document, in any way modify, change, impair, affect, diminish, or release any Alpine Party's obligations or liability under the Basic Documents.

3.4 Ratification and Affirmation.  Each Alpine Party hereby (a) acknowledges the terms of this Agreement; and (b) ratifies and affirms its obligations under and acknowledges its continued liability under each Basic Document to which it is a party and agrees that each Basic Document to which it is a party remains in full force and effect as expressly amended hereby and by the Supplemental Indenture and (c) represents and warrants to the Noteholders that as of the date hereof: (i) all of the representations and warranties contained in Sections 3.01 and 3.02 of the Indenture are true and correct, and (ii) upon effectiveness of the Supplemental Indenture, no Event of Default has occurred and is continuing.

3.5 RELEASE.  FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, EACH OF THE ISSUER, HOLDINGS, AND EACH OTHER ALPINE PARTY HEREBY, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, FULLY AND WITHOUT RESERVE, RELEASES AND FOREVER DISCHARGES THE INDENTURE TRUSTEE, EACH NOTEHOLDER, EACH OF THEIR RESPECTIVE AFFILIATES AND RELATED FUNDS, EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE PRESENT AND FORMER PARENTS, SHAREHOLDERS, PARTICIPANTS, TRUSTEES, PARTNERS, SUBSIDIARIES, DIRECTORS, OFFICERS, ATTORNEYS, EMPLOYEES, ADVISORS, AGENTS, EXPERTS, ACCOUNTANTS, CONSULTANTS, AND OTHER REPRESENTATIVES (COLLECTIVELY THE "RELEASED PARTIES" AND INDIVIDUALLY A "RELEASED PARTY") FROM ANY AND ALL ACTIONS, CLAIMS, DEMANDS, CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, LIABILITIES, COSTS, DAMAGES, EXPENSES, OR OTHER OBLIGATIONS OF ANY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, DIRECT AND/OR INDIRECT, AT LAW OR IN EQUITY, WHETHER NOW EXISTING OR HEREAFTER ASSERTED (INCLUDING ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY, OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), FOR OR BECAUSE OF ANY MATTERS OR THINGS OCCURRING, EXISTING, OR ACTIONS DONE, OMITTED TO BE DONE, OR SUFFERED TO BE DONE BY ANY OF THE RELEASED PARTIES, IN EACH CASE, ON OR PRIOR TO THE DATE HEREOF AND ARE IN ANY WAY DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY CONNECTED TO ANY OF THIS AGREEMENT, THE INDENTURE, ANY OTHER BASIC DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (COLLECTIVELY, THE "RELEASED MATTERS").  EACH OF THE ISSUER, THE HOLDINGS, AND EACH OTHER ALPINE PARTY, BY EXECUTION HEREOF, HEREBY ACKNOWLEDGES AND AGREES THAT THE AGREEMENTS IN THIS SECTION ARE INTENDED TO COVER AND BE IN FULL SATISFACTION FOR ALL OR ANY ALLEGED INJURIES OR DAMAGES ARISING IN CONNECTION WITH THE RELEASED MATTERS.  EACH OF THE ISSUER, THE HOLDINGS, AND EACH OTHER ALPINE PARTY HEREBY FURTHER AGREES THAT IT WILL NOT SUE ANY RELEASED PARTY ON THE BASIS OF ANY RELEASED MATTER RELEASED, REMISED, AND DISCHARGED BY THE ISSUER AND THE ALPINE PARTIES PURSUANT TO THIS SECTION.  IN AGREEING TO THIS SECTION, EACH OF THE ISSUER, HOLDINGS, AND EACH OTHER ALPINE PARTY CONSULTED WITH, AND HAS BEEN REPRESENTED BY, LEGAL COUNSEL AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY REPRESENTATIONS, ACTS, OR OMISSIONS BY ANY OF THE RELEASED PARTIES AND HEREBY AGREES AND ACKNOWLEDGES THAT THE VALIDITY AND EFFECTIVENESS OF THE RELEASES SET FORTH HEREIN DO NOT DEPEND IN ANY WAY ON ANY SUCH REPRESENTATIONS, ACTS, AND/OR OMISSIONS OR THE ACCURACY, COMPLETENESS, OR VALIDITY HEREOF.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT, THE INDENTURE, AND THE OTHER BASIC DOCUMENTS AND PAYMENT IN FULL OF THE OBLIGATIONS.

3.6 Counterparts.  This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Agreement by email or other electronic means shall be effective as delivery of a manually executed counterpart hereof.  Each of the parties hereto agrees and acknowledges that (a) the transaction consisting of this Agreement may be conducted by electronic means, (b) it is such party's intent that, if such party signs this Agreement using an electronic signature, it is signing, adopting, and accepting this Agreement and that signing this Agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement on paper, and (c) it is being provided with an electronic or paper copy of this Agreement in a usable format.

3.7 No Oral Agreement.  This Agreement, the Supplemental Indenture, and the other Basic Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties.  There are no subsequent oral agreements between the parties.

3.8 GOVERNING LAW.  ALL MATTERS ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

3.9 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

3.10 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Alpine Party shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Majority Noteholders, and any attempted assignment without such consent shall be null and void.

3.11 Basic Document.  This Agreement is a "Basic Document" as defined and described in the Indenture, and all of the terms and provisions of the Indenture relating to Basic Documents shall apply hereto.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ALPINE SUMMIT FUNDING LLC, as Issuer

By:	/s/ Craig Perry
Name: Craig Perry Title: President and Chief Executive Officer

ALPINE SUMMIT ENERGY PARTNERS, INC., as Parent

By:	/s/ Craig Perry
Name: Craig Perry Title: President and Chief Executive Officer

ALPINE SUMMIT FUNDING HOLDINGS LLC, as Holdings

By:	/s/ Craig Perry
Name: Craig Perry Title: President and Chief Executive Officer

HB2 ORIGINATION, LLC, as Manager

By:	/s/ Craig Perry
Name: Craig Perry Title: President and Chief Executive Officer

AGERON IRONROC ENERGY, LLC, as Operator

By:	/s/ Craig Perry
Name: Craig Perry Title: President and Chief Executive Officer

Signature Page to Side Letter Agreement

IRONROC ENERGY PARTNERS LLC, as Operator

By:	/s/ Craig Perry
Name: Craig Perry Title: President and Chief Executive Officer

Signature Page to Side Letter Agreement

NOTEHOLDERS:

2022-1 NOTEHOLDERS:

LINCOLN BENEFIT LIFE COMPANY
By: Kuvare Insurance Services LP, its Investment Manager

By: /s/ Faisal Kassam Name: Faisal Kassam Title: Managing Director

GUARANTY INCOME LIFE INSURANCE COMPANY
By: Kuvare Insurance Services LP, its Investment Manager

By: /s/ Faisal Kassam Name: Faisal Kassam Title: Managing Director

UNITED LIFE INSURANCE COMPANY
By: Kuvare Insurance Services LP, its Investment Manager

By: /s/ Faisal Kassam Name: Faisal Kassam Title: Managing Director

KUVARE INSURANCE SERVICES LP, ON BEHALF OF NATIONAL GUARDIAN LIFE INSURANCE COMPANY, BY VIRTUE OF AUTHORITY GRANTED UNDER THE FUNDS WITHHELD COINSURANCE AGREEMENT DATED FEBRUARY 4, 2021

By: /s/ Faisal Kassam Name: Faisal Kassam Title: Managing Director

Signature Page to Side Letter Agreement

2022-2 NOTEHOLDERS:

LINCOLN BENEFIT LIFE COMPANY
By: Kuvare Insurance Services LP, its Investment Manager

By: /s/ Faisal Kassam Name: Faisal Kassam Title: Managing Director

GUARANTY INCOME LIFE INSURANCE COMPANY
By: Kuvare Insurance Services LP, its Investment Manager

By: /s/ Faisal Kassam Name: Faisal Kassam Title: Managing Director

UNITED LIFE INSURANCE COMPANY
By: Kuvare Insurance Services LP, its Investment Manager

By: /s/ Faisal Kassam Name: Faisal Kassam Title: Managing Director

Signature Page to Side Letter Agreement